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                                  EXHIBIT 99.1

 [Guaranty Federal Logo]     1341 W. Battlefield.Springfield, MO 65807
                              .417-520-GFED (433).FAX: 520-6074
                                1510 E. Sunshine.2109 N. Glenstone
                                 .330 E. Walnut.4343 S. National
                                   .Inside Wal.Mart Supercenter, Nixa, NO
                                     .65714.www.gfed.com

Guaranty Federal Bancshares, Inc.               Subject    Stock Transactions;
                                                Resignation of President and CEO

1341 W. Battlefield
Springfield, Missouri 65807-4181

                                                Contact:   Keith Noble
                                                           Acting President

                                                           (417) 520-4333

                                                Date:      December 10, 2001

FOR IMMEDIATE RELEASE
---------------------

         Springfield, Missouri - The board of directors of Guaranty Federal Bancshares, Inc., the holding company of Guaranty Federal Savings Bank, in an effort to end possible speculation, announced today that it has not authorized any material repurchases of the common stock of the company in either private or public transactions. The board of directors stated that any attempts to effect a material repurchase of shares would have been unauthorized. The repurchase plan of the company has been suspended.

         The board of directors announced that the President and Chief Executive Officer of the company and the bank, James E. Haseltine, has resigned, effective immediately, from all positions held with the bank and the company. The board of directors has appointed Keith Noble as Acting President of the company.

         The company's common stock trades on the on the Nasdaq National Market under the symbol "GFED."